UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 8, 2024
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)On April 8, 2024, Digital Turbine, Inc. (the "Company") appointed Joshua Kinsell as Chief Accounting Officer of the Company. Barrett Garrison will continue as Chief Financial Officer and Executive Vice President of the Company.
From February 2023 until he joined the Company, Mr. Kinsell, age 38, served as Chief Accounting Officer of HighRadius Corp., a cloud-based autonomous software company, where he led the finance organization's accounting operations and finance controllership. From December 2021 to February 2023, Mr. Kinsell served as Chief Accounting Officer of Boomi, LP, a software integration platform company. From March 2020 to December 2021, Mr. Kinsell serves as Controller of SailPoint Technologies, Inc., an identity security solutions company. Mr. Kinsell also previously served as a senior audit manager for Deloitte LLP. Mr. Kinsell is a certified public accountant. He received his BBA and Master of Accountancy from Baylor University.
In connection with his appointment as Chief Accounting Officer, under the Company's 2020 Equity Incentive Plan, the Company granted Mr. Kinsell restricted stock units to acquire 279,069 shares of Company common stock, which will vest in equal quarterly installments over the 36-month period following the grant date.
There are no transactions, or proposed transactions, to which the Company is or was a party and in which Mr. Kinsell had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 8, 2024	Digital Turbine, Inc.
	By:	/s/ James Barrett Garrison
James Barrett Garrison
Executive Vice President & Chief Financial Officer